EXHIBIT 99.1

News Release          News Release          News Release           News Release

[LOGO] American Express

                                                Contact:  Molly Faust
                                                          212-640-0624
                                                          molly.faust@aexp.com

FOR IMMEDIATE RELEASE



               AMERICAN EXPRESS COMPANY ELECTS EDWARD D. MILLER
                             TO BOARD OF DIRECTORS

         New York - September 22, 2003 - American Express Company today announced the election of Edward D. Miller, former President and Chief Executive Officer of AXA Financial, Inc., to the Board of Directors of American Express Company.

         Mr. Miller served as President and Chief Executive Officer of AXA Financial, Inc., a U.S.-based financial services organization providing asset management, financial advisory and insurance services, from August 1997 through May 2001. During that time, the major subsidiaries of AXA Financial included Equitable Life Assurance Society, Alliance Capital, Sanford Bernstein and Donaldson, Lufkin & Jenrette. From 2001 to 2003, Mr. Miller served as a member of the Supervisory Board and Senior Advisor to the Chief Executive of AXA Group, a worldwide leader in financial protection and wealth management.

         Prior to joining AXA Financial, Mr. Miller held a number of executive positions during a 35-year career in banking. In 1988, he was named Vice Chairman of Manufacturers Hanover Trust, a position he held until 1991 when the company merged with Chemical Bank. Mr. Miller was elected President of the combined organization in 1994. In 1996, he became Senior Vice Chairman of Chase Manhattan, following its merger with Chemical Bank.

         Mr. Miller is a Director of KeySpan Corporation, TOPPS Company, Incorporated, and Korn/Ferry International. He serves as a member of the Board of Governors of the United Way of Tri-State and is Chairman of the Board of Directors of Phoenix House. Mr. Miller is a Trustee of the Inner-City Scholarship Fund, the New York City Police Foundation, Pace University and the New York Blood Center.

         Mr. Miller, 62, was a finance major at Pace University and has completed Management Programs at Harvard University and Columbia University.

         American Express Company (www.americanexpress.com) is a diversified worldwide travel, financial and network services company founded in 1850. It is a world leader in charge and credit cards, Travelers Cheques, travel, financial planning, business services, insurance and international banking.

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